December 16, 2024

Flora Growth Corp.
3406 SW 26th Terrace, Suite C-1
Fort Lauderdale, Florida 33132

Dear Sirs/Mesdames:

Re:  Flora Growth Corp. (the "Corporation")

We have acted as local counsel in the Province of Ontario to the Corporation in connection with the issue and sale by the Corporation on the date hereof of up to 2,850,000 common shares in the capital of the Corporation (the "Common Shares", and such number of Common Shares issued and sold pursuant thereto, the "Offered Shares") pursuant to a registered direct offering (the "Offering"), as contemplated by that certain securities purchase agreement dated December 13, 2024 (the "Purchase Agreement"), by and among the Corporation and each of the purchasers of the Offered Shares under the Offering. In connection with the Offering, the Corporation has also entered into a placement agent agreement dated December 13, 2024 (the "Agency Agreement"), by and between the Corporation and Aegis Capital Corp. (the "Agent"), pursuant to which the Agent has agreed to act as the placement agent in connection with the Offering.

Examinations

For the purposes of this opinion, we have examined a copy of the registration statement of the Corporation on Form S-3 (File No. 333-274204) filed with the Securities and Exchange Commission (the "Commission") on August 25, 2023, as amended on August 20, 2023, pursuant to the provisions of the United States Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of securities to be issued from time to time by the Corporation, which was declared effective by the Commission on September 6, 2023 (such registration statement, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the rules and regulations of the Commission promulgated under the Securities Act, and also including the exhibits and schedules thereto, taken together, is hereinafter referred to as the "Registration Statement"), the base prospectus included in the Registration Statement and the prospectus supplement dated December 13, 2024, as filed with the Commission pursuant to Rule 424(b)(5) of the rules and regulations of the Commission promulgated under the Securities Act (such base prospectus and such prospectus supplement, collectively, the "Prospectus").

We have also examined and relied on, among other things, the following:

(a) an executed copy of each of the Purchase Agreement and the Agency Agreement;

(b) a certificate dated December 16, 2024 of the Chief Financial Officer of the Corporation with respect to certain factual matters and certifying the constating documents of the Corporation and resolutions passed by the directors of the Corporation, authorizing, among other things, the Offering (the "Officer's Certificate"); and

(c) a certificate of status dated December 16, 2024 issued by the Ministry of Government and Consumer Services (Ontario) in respect of the Corporation (the "Certificate of Status").

In preparation for the delivery of this opinion, we have examined the above-mentioned documents. As to various questions of fact material to this opinion which we have not independently established, we have examined and relied upon, without independent verification, certificates of public officials and officers of the Corporation including, without limitation, the Officer's Certificate and the Certificate of Status.

Assumptions and Qualifications

For purposes of the opinions expressed herein, we have assumed:

(a) the genuineness of all signatures, the legal capacity and signing authority of all individuals, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies or facsimiles (including commercial reproductions);

(b) the identity and capacity of any person acting or purporting to act as a corporate or public official;

(c) the accuracy and completeness of all information provided to us by public officials, offices of public record or officers of the Corporation and we have assumed that such information is true and correct as at the time when it was provided and continues to be true and correct from such time to the date hereof;

(d) the accuracy and completeness of all representations and statements of fact contained in all documents, instruments and certificates (including the Officer's Certificate);

(e) the accuracy and completeness of the minute books and all other corporate records of the Corporation reviewed by us;

(f) the Offered Shares were offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner stated in the Registration Statement and the Prospectus; and

(g) the facts stated in the Certificate of Status continue to be true and correct as of the date hereof.

We have not undertaken any independent investigation to verify the accuracy of any of the foregoing assumptions.

Our opinions set forth below are qualified as follows:

Whenever our opinion refers to Offered Shares of the Corporation, whether issued or to be issued, as being "fully paid and non-assessable", such opinion indicates that the holder of such Offered Shares cannot be required to contribute any further amounts to the Corporation by virtue of his, her or its status as holder of such Offered Shares, either in order to complete payment for the Offered Shares, to satisfy claims of creditors or otherwise. No opinion is expressed as to the adequacy of any consideration received for such Offered Shares.

Laws

We are solicitors qualified to practise law in the Provinces of Ontario. We express no opinions as to any laws or any matters governed by any laws other than the laws of Ontario and the federal laws of Canada applicable therein which are in effect on the date hereof.

Reliance

The opinions expressed below are based on legislation and regulations in effect on the date hereof. We have considered such questions of law and examined such statutes, regulations, public and corporate records and certificates of officers of the Corporation and other documents as we have considered appropriate and necessary for the purpose of our opinion. In particular, we have relied as to matters of fact on the Officer's Certificate.

To the extent the Officer's Certificate, and any other certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding or other criteria and are made subject to such limitation, qualification and exception.

In rendering our opinion in paragraph 1 below as to the existence of the Corporation, we have relied solely on the Certificate of Status.

Opinions

Based upon and subject to the qualifications herein expressed, we are of the opinion that:

1. the Corporation is a corporation existing under the Business Corporations Act (Ontario) and has not been dissolved; and

2. the Offered Shares have been duly authorized by all necessary corporate action on the part of the Corporation and, upon payment and delivery in accordance with the Purchase Agreement, will be validly issued as fully paid and non-assessable Common Shares in the capital of the Corporation.

We hereby consent to the reference to our firm's name under the caption "Legal Matters" in the Prospectus and the use of this opinion as Exhibit 5.1 to the Corporation's Current Report on Form 8-K to be filed with the Commission on December 16, 2024, which will be incorporated by reference in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is solely for the use of the addressees hereof in connection with the transaction noted herein and may not be used or relied upon by any other person or for any other purpose without our prior written consent. This opinion is limited to the matters expressly stated herein, and no opinion or belief is implied or should be inferred beyond the matters expressly stated herein. For greater certainty, we express no opinion as to the contents of the Registration Statement or the Prospectus, other than the opinions expressly set forth herein. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking or obligation to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

(signed) "Miller Thomson LLP"